Exhibit 10.38

EXECUTION COPY

Manufacturing Services Collaboration Agreement

between

NXP SEMICONDUCTORS NETHERLANDS B.V.

and

DSP GROUP, INC.

and

DSP GROUP LTD.

CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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10.3	Taxes	21
11	PRODUCT SPECIFICATION AND WARRANTIES	21
11.1	Qualification and other standards	21
11.2	NXP Product Warranty	21
12	RISK OF LOSS, DATE OF SHIPMENT	22
12.1	Risk of Loss	22
12.2	Date of Shipment	22
13	WAFER BANK / DIE BANK STORAGE	22
13.1	Inventory Levels	22
13.2	NXP Wafer Bank Storage	23
13.3	NXP Die Bank Storage	23
14	PENALTY FOR LATE/NON DELIVERY	23
14.1	Non-Systematic Late Delivery	23
14.2	Systematic Late Delivery	23
14.3	Systematic Non-Delivery	23
14.4	Maximum penalty	24
14.5	Settlement, payment and set off of Late Delivery Penalties	24
14.6	Late Delivery Penalties not applicable	24
14.7	Validity of penalty clause	24
15	LIMITATION OF LIABILITY	24
15.1	Indirect damages	24
15.2	Force Majeure and Technical Incidents	24
16	DEFAULT	25
17	INFORMATION AND INSPECTION OF NXP FACILITIES	25
18	PROPRIETARY INFORMATION	25
18.1	Exchange of Proprietary Information	25
18.2	Rights to Masks	25
19	INTELLECTUAL PROPERTY INDEMNIFICATION	25
19.1	Infringement by DSPG	25
19.2	Infringement by NXP	26
20	EXPORT CONTROL	26
21	NON-ASSIGNMENT / CLOSURE OR SALE OF NXP FACILITY	27
21.1	Non-assignment	27
21.2	Transfer of NXP Services and closure of NXP Facility	27
21.3	DSPG request to transfer processes	28
22	TERMINATION	28
22.1	Termination of this Agreement	28
22.2	Termination of specific NXP Processes	28

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23	MAINTENANCE OF NXP FACILITIES	28
24	GENERAL	29
24.1	No Waiver	29
24.2	Entire Agreement	29
24.3	Amendments	29
25	GOVERNING LAW AND COURT	29
25.1	Governing Law	29
25.2	Forum	29

Schedules

Schedule 1	Prices and Volumes Plan

Schedule 2	Technical Specifications

Schedule 3	Product Qualification

Schedule 4	Order Specifications

Schedule 5	NXP ROM-Coded Products Wafer Bank Management

Schedule 6	NXP Non-ROM-Coded Products Die Bank Management

Schedule 7	Production Control, Information, Inspection and Access to NXP Facilities

Schedule 8	Generic Risk-Start Agreement

Schedule 9	NXP Services

Schedule 10	NXP Lead-Time Catalogue

Schedule 11	Main Capacity Buckets

Schedule 12	Q4, 2007 Finished Goods Prices and Methodology for [*] Price Adjustment

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Manufacturing Services Collaboration Agreement

THE UNDERSIGNED:

(1)	NXP SEMICONDUCTORS NETHERLANDS B.V., a limited liability company incorporated under the laws of the Netherlands with corporate seat in Eindhoven, the Netherlands and having its address at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands (“NXPBV”), acting on behalf of itself and also acting for the benefit of its Affiliates (collectively “NXP”),

and

(2)	DSP GROUP, INC., a company incorporated under the laws of the State of Delaware, United States of America, having its address at 2580 North First Street, Suite 460, San Jose, CA 95131, United States of America (“DSPG INC”),

and

(3)	DSP GROUP LTD. (“DSPG”), a private company with limited liability incorporated under the laws of Israel, with corporate seat in Herzeliya, Israel and having its address at 5 Shenkar Street, Herzeliya, 46120, Israel, entering into this Agreement on behalf of itself and its Affiliates, the obligations of which shall be guaranteed by DSPG INC as provided for in clause 14 of the SBSA,

NXP and DSPG shall also be referred to as “Parties” or a “Party”, as the case may be,

WHEREAS:

(A)	NXP is engaged worldwide in the semiconductor business and owns and develops technologies, intellectual property rights and know-how regarding product design, development, and the manufacturing of semiconductor products.

(B)	DSPG INC is a fabless semiconductor company that develops and sells a wide portfolio of system on a chip solutions for portable multimedia (speech, music, video and still image), short-range communication (EDCT, DECT, Bluetooth), and VoIP applications in consumer electronics and telecommunication markets.

(C)	Pursuant to the Share and Business Sale Agreement (the “SBSA”), NXP has sold its Cordless and IP Terminals business (excluding NXP’s activities in relation to the [*]) (“Dice”) to DSPG INC. and its Affiliates.

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(D)	This Manufacturing Services Collaboration Agreement (the “Agreement”) is one of the Ancillary Agreements as defined in the SBSA and sets forth the terms and conditions relating to the manufacturing, pre-testing, assembling and final-testing of NXP Products by NXP and/or NXP Sub-contractors.

(E)	DSPG INC, on behalf of itself and on behalf of DSPG, has the strong intention to gradually enter into direct services and supply agreements with DSPG Third Party Providers during the initial term of this Agreement or directly thereafter.

(F)	DSPG INC, on behalf of itself and on behalf of DSPG, has given its consent to NXP for the qualification of the Qubic NXP Products at the NXP Facility in Nijmegen, the Netherlands whereby NXP shall bear the costs of Masks, engineering material and NXP manpower.

(G)	NXP and DSPG INC and DSPG now wish to conclude this Agreement.

IT IS AGREED AS FOLLOWS:

1	INTERPRETATION

In this Agreement, unless the context otherwise requires, the provisions in this clause 1 apply throughout.

1.1	Definitions

Capitalised words, including those used in the preamble and recitals to this Agreement, shall have the following meaning ascribed to them:

“Adjusted Binding Purchase Order” shall have the meaning set forth in clause 8.3.1.

“Affiliate” shall have the meaning set forth in the SBSA;

“Agreement” shall mean this Manufacturing Services Collaboration Agreement by and among NXPBV, DSPG INC and DSPG, together with all schedules, annexes, exhibits and other documents referred to herein or therein, attached hereto separately.

“Binding Purchase Order” shall have the meaning set forth in clause 8.2.1.

“Business Day” shall mean a calendar day, other than a Saturday or a Sunday, on which commercial banks in Amsterdam, the Netherlands and New York, New York, United States of America are generally open for business.

“Business Inventory” shall mean the inventory in the NXP Die Banks, NXP Wafer Banks and Finished Goods Store.

“Confirmed STP” shall have the meaning set forth in clause 5.3.3.

“Contract Year” shall mean (i) in relation to the NXP Processes except for the NXP Processes named [*], the First Contract Year, the Second Contract Year or the Third Contract Year, as the case may be, and (ii) in relation to the NXP Processes named [*], the

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First Contract Year, the Second Contract Year, the Third Contract Year, the Fourth Contract Year, the Fifth Contract Year, the Sixth Contract Year or the Seventh Contract Year, as the case may be, and (iii) in the event of an extension of the Agreement, any Extended Contract Year.

“Derivatives” shall mean any commercial successors having the same process flows, steps and/or parameters and utilizing the identical manufacturing equipment tools.

“Devices” shall mean good products meeting the parametric and electrical specifications set forth in the TPS agreed between the Parties as the specifications may be amended from time to time by agreement of the Parties.

“Dice” shall have the meaning set forth in the recitals to this Agreement.

“DSPG” shall have the meaning set forth in the preamble to this Agreement.

“DSPG INC” shall have the meaning set forth in the preamble to this Agreement.

“DSPG Third Party Provider” shall mean the third party commercial foundry, test and/or assembly providers, which are currently and/or in the future directly contracted by DSPG.

“EDI” shall mean Electronic Data Interchange.

“Effective Date” shall mean the date of Closing under the SBSA.

“Engineering Wafers” shall have the meaning set forth in clause 4 of Schedule 3.

“Equipment” shall mean the production equipment of NXP located at any NXP Facility, including any replacements, updates, or parts thereof, which shall be used for the manufacturing, pre-testing, assembling, final-testing and supply of the NXP Products pursuant to this Agreement.

“Extended Contract Year” shall have the meaning set forth in clause 2.3.2.

“Fifth Contract Year” shall mean the period commencing on the fourth anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date.

“Finished Goods Store means all Business Inventory (i) placed in a finished goods storage area maintained by Seller at its industrial warehouse located in Hong Kong, the Siemens consignment warehouse in Bocholt, Germany, or at any other NXP assembly and test facility or other location approved in writing after the Closing Date and subject to verification by Purchaser, (ii) delivered to another finished goods storage area designated by Purchaser in writing after the Closing Date, or (iii) delivered to a customer or other third party designated by Purchaser in writing after the Closing Date. For avoidance of doubt, Business Inventory located in a Finished Goods Store shall not include any work in process or any Business Inventory requiring modification or testing prior to being placed in a finished goods store or delivered to a third party. Anything to the contrary notwithstanding, the Finished Goods Inventory on the Closing Date shall be determined by a physical inventory taken at Seller’s industrial warehouse located in Hong Kong at the close of business in Hong Kong on 31

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August 2007 at 18:00 p.m., local time and at Siemens consignment warehouse in Germany at the close of business in Germany on 30 August 2007 at 18:00 p.m., local time.

“First Contract Year” shall mean the period commencing on the Effective Date and ending on the first anniversary of the Effective Date.

“Force Majeure” shall mean events beyond the reasonable control of a Party, which are not reasonably foreseeable and whose effects are not capable of being overcome without unreasonable expense or loss of time, and such events shall include (without limitation) civil war, strike, terrorism, acts of government, industrial espionage, terrorist activities, natural disasters, fire and explosion.

“Fourth Contract Year” shall mean the period commencing on the third anniversary of the Effective Date and ending on the fourth anniversary of the Effective Date.

“Generic Risk-Start Agreement” shall mean the generic risk-start agreement attached hereto as Schedule 8.

“Grace Period” shall mean in respect of NXP Non-ROM-Coded Products and NXP ROM-Coded Products:

with regard to Purchase Order Type A: [*];

with regard to Purchase Order Type B: [*]; and

with regard to Purchase Order Type C: [*].

“Hold” shall have the meaning set forth in clause 8.6.1.

“Hot Lot” shall mean a Wafer manufacturing lot processed as provided in clause 1 of Schedule 7 at the cycle time set forth in Schedule 1.

“IPTLA” shall mean the Intellectual Property Transfer and License Agreement between NXP B.V., DSPG INC and DSPG, effective as of the Effective Date.

“IWH” shall mean the industrial warehouses.

“Late Delivery Penalties” shall mean the penalties and related payments as set out in clauses 14.1, 14.2 and 14.3.

“Line-Item” shall mean any request for delivery related to quantities of 1 (one) specific NXP Product with an associated delivery date.

“LTP” shall have the meaning set forth in clause 5.1.1.

“Main Capacity Bucket” shall mean a group of similar capacities in wafer manufacturing, assembly or test, as set forth in Schedule 11 .

“Management Review Meeting” shall have the meaning set forth in clause 9 of Schedule 7.

“Masks” shall mean masks or reticles used to pattern individual layers by means of photolithography.

“MTP” shall have the meaning set forth in clause 5.2.1.

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“Non-Systematic Late Delivery” shall mean (i) delivery by NXP of an individual (Adjusted) Binding Purchase Order beyond the applicable NXP Order Lead-time and the applicable Grace Period.

“NXP” shall mean NXPBV and its Affiliates.

“NXP Assembly Services” shall mean the assembly services to be provided by NXP to DSPG as listed in Schedule 9.

“NXP Back-end Services” shall mean the NXP Assembly Services and the NXP Test Services.

“NXPBV” shall have the meaning set forth in the preamble to this Agreement.

“NXP Capacity” shall mean the capacity required at any NXP Facility to manufacture, pre-test, assemble and/or final-test the NXP Products for a given Contract Year.

“NXP Die Bank” shall mean a die bank maintained by NXP at one or more NXP Facilities for the storage of manufactured and pre-tested (but not yet assembled and final-tested) NXP Products.

“NXP Facilities” shall mean the NXP facilities which shall be used for the manufacturing, pre-testing, assembling and final-testing of NXP Products pursuant to this Agreement and “NXP Facility” shall mean any one of them.

“NXP Final-Test Services” shall mean the final test services to be provided by NXP to DSPG as listed in Schedule 9.

“NXP Information” shall mean all design rules and parametric information, drawings, specifications, samples, models, processes, recipes, procedures, instructions, technology, data, reports, database tapes, specifications, test tapes and reports, mask reticles and supporting documentation and/or all other technical information of any kind whatsoever, all of which relates to the NXP Processes made available by NXP to DSPG under this Agreement and/or to the NXP Products manufactured by NXP for DSPG pursuant to this Agreement.

“NXP Lead-time Catalogue” shall mean the lead-time catalogue applicable in the relevant Contract Years as attached hereto as Schedule 10.

“NXP Manufacturing Services” shall mean the manufacturing services to be provided by NXP to DSPG as listed in Schedule 9.

“NXP Non-ROM-Coded Products” shall mean the non-ROM-coded NXP Products.

“NXP Order Lead-time” shall mean the number of calendar days between receipt of an order and the order being made available to DSPG in the Wafer Bank, Die Bank or Finished Goods Store as specified by the relevant NXP Order Lead-time as set out in the NXP Lead-time Catalogue.

“NXP Planning Cycle” shall mean the NXP planning cycle as described in clauses 5 and 8.

“NXP Pre-Test Services” shall mean the pre-test services to be provided by NXP to DSPG as listed in Schedule 9.

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“NXP Processes” shall mean the manufacturing, pre-testing, assembling and final-testing processes relevant for the supply of the NXP Products to DSPG pursuant to this Agreement, as reflected in Schedule 1.

“NXP Products” shall mean any products (i) which NXP currently manufactures for Dice, (ii) which a NXP Sub-contractor currently manufactures for Dice, (iii) which are currently under development within Dice and are intended to be manufactured by NXP or a NXP Sub-contractor and (iv) any Derivatives thereof. For the avoidance of doubt, NXP Products shall not mean any DSPG non-Dice products.

“NXP ROM-Coded Products” shall mean the ROM-coded NXP Products.

“NXP Services” shall mean the NXP Manufacturing Services, the NXP Pre-Test Services, the NXP Assembly Services and the NXP Final-Test Services.

“NXP Sub-contractors” shall mean the product providers currently used an/or which will be used in the future by NXP to provide NXP Products to DSPG.

“NXP Sub-contractor Order Lead-Time” shall have the meaning as set out in clause 7.3.

“NXP Test Services” shall mean the NXP Pre-Test Services and the NXP Final-Test Services.

“NXP Wafer Bank” shall mean a wafer bank maintained by NXP at one or more NXP Facilities for the storage of partly manufactured (but not yet completed, pre-tested, assembled and final-tested) NXP ROM-Coded Products.

“OFC” shall mean the NXP Order Fulfilment Center.

“OPC” shall mean optical proximity correction.

“PCM” shall mean process control module.

“Prices and Volumes Plan” shall mean the prices and volumes plan in respect of the NXP Products, attached hereto as Schedule 1.

“Proprietary Information” shall mean this Agreement and any information that is owned or controlled by a Party, including NXP Information in the case of NXP, and is identified as proprietary and confidential and that is disclosed by either Party to the other either orally, in writing or in machine readable format under this Agreement. Written Proprietary Information shall be clearly marked or labelled “PROPRIETARY” or “CONFIDENTIAL”. All oral disclosures of Proprietary Information shall be identified as such prior to disclosure and confirmed, in writing, by the disclosing Party within 30 (thirty) days of the oral disclosure.

“Purchase Order” shall mean any purchase order issued by DSPG to NXP in accordance with clause 8 and Schedule 4.

“Purchase Order Type A” shall have the meaning as set out in clause 8.1.2(a)

“Purchase Order Type B” shall have the meaning as set out in clause 8.1.2(b)

“Purchase Order Type C” shall have the meaning as set out in clause 8.1.2(c)

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“Ramp-up Phase” shall have the meaning set forth in clause 6 of Schedule 3.

“RFP” shall mean the final project milestone, where the NXP Process is fully qualified and Release for Production is granted by the Parties.

“Risk Start” shall mean start of manufacturing before completion of formal qualification.

“Second Contract Year” shall mean the period commencing on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date.

“Seventh Contract Year” shall mean the period commencing on the sixth anniversary of the Effective Date and ending on the seventh anniversary of the Effective Date.

“Sixth Contract Year” shall mean the period commencing on the fifth anniversary of the Effective Date and ending on the sixth anniversary of the Effective Date.

“Specific Risk Start Agreement” shall mean a specific risk start agreement for a specific NXP Product to be entered into by NXP and DSPG.

“Statement” shall have the meaning set forth in clause 20.4.

“STP” shall have the meaning set forth in clause 5.3.1.

“Super Hot Lot” shall mean a Wafer manufacturing lot processed at the cycle time set forth in clause 1 of Schedule 7.

“Systematic Late Delivery” shall mean delivery by NXP of [*] of the aggregate of [*] in (Adjusted) Binding Purchase Orders in [*] beyond the applicable NXP Order Lead-Time.

“Systematic Non-delivery” shall mean delivery by NXP of:

(a)	[*] of the aggregate of [*] in (Adjusted) Binding Purchase Orders in [*] after expiration of [*] beyond the applicable NXP Order Lead-times in respect of [*] (the “[*] Systematic Non-Delivery”);

(b)	[*] of the aggregate of [*] in (Adjusted) Binding Purchase Orders in [*] after expiration of [*] beyond the applicable NXP Order Lead-times in respect of [*] (the “[*] Systematic Non-Delivery”);

(c)	[*] of the aggregate of [*] in (Adjusted) Binding Purchase Orders in [*] after expiration of [*] beyond the applicable NXP Order Lead-times in respect of [*] (the “[*] Systematic Non-Delivery”); or

(d)	[*] of the aggregate of [*] in (Adjusted) Binding Purchase Orders in [*] after expiration of [*] beyond the applicable NXP Order Lead-times in respect of [*] (the “[*] Systematic Non-Delivery”).

“Technical Incident” shall mean Equipment failures and NXP Process incidents, which are not repetitive by nature (including but not limited to human errors).

“Test Wafers” shall have the meaning set forth in clause 3 of Schedule 3.

“Third Contract Year” shall mean the period commencing on the second anniversary of the Effective Date and ending on the third anniversary of the Effective Date.

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“TPS” shall have the meaning set forth in Schedule 2, or otherwise as agreed in writing between the Parties.

“Units” shall mean Devices which have been packed and marked in accordance with the requirements provided by DSPG.

“Wafer” shall mean the basic unit of production in semiconductor fabrication and a thin circular Wafer of silicon upon which the transistor and other circuit elements that comprise an integrated circuit are formed.

2	TERM

2.1	Term of the Agreement

This Agreement shall be effective as from the Effective Date and shall remain in force for:

2.1.1	3 (three) years as from the Effective Date for [*];

2.1.2	7 (seven) years as from the Effective Date for [*]; and

2.1.3	3 (three) years as from the Effective Date for [*].

2.2	Reduction of Term

The term of this Agreement as set out in clauses 2.1.1 through 2.1.3 shall be (for all or part of the NXP Services and/or the manufacture of all or some of the NXP Products, as the case may be) reduced in the event that:

2.2.1	NXP ceases services for a specific NXP Process in accordance with clause 22.2; or

2.2.2	DSPG enters into a direct services and/or supply agreement with a DSPG Third Party Provider.

2.3	Extension of Term

2.3.1	Parties acknowledge and agree that in order to continue the NXP Services and/or the supply of NXP Products to DSPG after expiry of the term of this Agreement, NXP and DSPG shall use their reasonable efforts to provide DSPG, by no later than the end of the term of this Agreement, with one or more DSPG Third Party Providers who is/are willing to supply all or part of the NXP Services and/or NXP Products to DSPG at similar technical and quality terms as agreed herein. The Parties acknowledge and agree that such DSPG Third Party Provider shall supply DSPG at market prices as agreed between DSPG and the DSPG Third Party Provider.

2.3.2	The term of this Agreement as set out in clauses 2.1.1 through 2.1.3 in respect of any given Main Capacity Bucket shall be extended for [*] (the “Extended Contract Year”) up to a maximum term of [*]—and this Agreement shall continue to be effective for such term—in the event that NXP and DSPG are not able to provide DSPG with one or more DSPG Third Party Providers who is/are willing to supply the NXP Services and/or NXP Products relating to such Main Capacity Bucket to DSPG at similar technical and quality terms as agreed herein.

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2.3.3	In the event that the term of this Agreement is extended in accordance with clause 2.3.2, all clauses of this Agreement shall continue to apply during such extension.

3	CAPACITY GUARANTEE

3.1	NXP Capacity Guarantee

3.1.1	In respect of the First Contract Year, NXP shall grant DSPG a revenue based capacity guarantee based on [*] of the revenue of NXP Products included in the Prices and Volumes Plan.

3.1.2	In respect of the Second Contract Year and the Third Contract Year, NXP shall grant DSPG a volume (i.e. quantity) based capacity guarantee as follows:

(a)	for all NXP Processes except for [*]: [*]; and

(b)	for the NXP Processes named [*]: [*] of the quantities included in the Prices and Volumes Plan.

3.1.3	In respect of the First Contract Year, the Second Contract Year and the Third Contract Year, NXP shall grant DSPG a volume (i.e. quantity) based [*] guarantee with respect to the NXP Assembly Services.

3.1.4	In respect of the First Contract Year, the Second Contract Year and the Third Contract Year, NXP shall grant to DSPG a volume (i.e. quantity) based capacity guarantee with respect to the NXP Test Services of [*] of the total test hours included in the Prices and Volumes Plan.

3.1.5	In respect of the remaining Contract Years after the Third Contract Year and subject to the NXP Planning Cycle, NXP shall grant DSPG a volume (i.e. quantity) based capacity guarantee as follows:

(a)	for all NXP Processes except for [*] processes (and only to the extent the Agreement is extended for such processes in accordance with clause 2.3): an [*] guarantee;

(b)	for the NXP Processes named [*]: a capacity guarantee of [*] of the actual volumes in the Third Contract Year;

(c)	for the NXP Assembly Services (and only to the extent the Agreement is extended for such services in accordance with clause 2.3): an [*] guarantee; and

(d)	for the NXP Test Services (and only to the extent the Agreement is extended for such services in accordance with clause 2.3): a capacity guarantee of [*] of the actual quantities of test hours in the Third Contract Year.

3.2	Planning Cycle and Volumes

The above NXP Capacity guarantee is subject to the NXP Planning Cycle and shall only apply to Dice volumes supplied by NXP or a NXP Subcontractor and not to any other volumes (including but not limited to the volumes of DSPG’s existing businesses).

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4	OUTSOURCING AND QUALIFICATION

4.1	Qualification

The Parties acknowledge and agree that a (re-)qualification may take place under the following circumstances:

4.1.1	In case of an outsourcing by NXP, a transfer of NXP Services or closure or sale of an NXP Facility by NXP as referred to in clause 21.2;

4.1.2	In case of a transfer of NXP Processes to a DSPG Third Party Provider as referred to in clauses 2.3.1 and 21.3.

4.2	Conditions to (re-)qualification

The Parties acknowledge and agree that such (re-)qualification shall be performed in accordance with the following conditions:

4.2.1	the third party to be qualified (NXP Sub-contractor or DSPG Third Party Provider, as the case may be) shall be a reliable party;

4.2.2	the (re-)qualification shall take place in accordance with the standards applied by the industry for the relevant type of (re-)qualification to provide yield not more than [*] below and quality not less than that of the NXP Facility or NXP Sub-contractor facility;

4.2.3	the other Party shall not unreasonably withhold its consent to such (re-)qualification;

4.2.4	the costs of Masks and engineering materials shall be borne by the Party initiating the (re-) qualification; and

4.2.5	the (re-)qualification in countries where NXP currently does not operate the business as per the Prices and Volumes Plan, which (re-)qualification will lead to additional import taxes or additional export duties payable by DSPG beyond the term of the Agreement, requires consent of DSPG which consent will not be unreasonably withheld. During the term of the Agreement, NXP shall compensate DSPG with the import tax and export duties difference.

5	PLANS

5.1	NXP Long-Term Plan

5.1.1	The Parties agree that the Prices and Volumes Plan is the first Long-Term Plan (“LTP”).

5.1.2	In the first quarter of [*], for the first time in the first quarter of 2008, DSPG shall provide to NXP its LTP for the following [*]. The LTP should be consistent with the NXP Capacity guarantee. DSPG agrees that the next LTP to be provided by DSPG to NXP (the second LTP) shall not show unreasonable deviations compared to the first LTP taking into consideration market fluctuations, custom demand and portfolio choices.

5.1.3	The LTP will describe DSPG’s projected NXP Product and NXP Service needs and on a [*] basis taking into account reasonable equal spread of volumes over the applicable [*]. DSPG shall include approximation of quantities and mix in the Main Capacity Buckets.

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5.1.4	In the second quarter of [*], NXP shall confirm a LTP if such LTP is consistent with the NXP Capacity guarantee and the volatility restrictions set forth in clauses 5.4 and 5.5. To the extent that the LTP is not consistent with the NXP Capacity guarantee or the volatility restrictions set forth in clauses 5.4 and 5.5, NXP will use its best efforts to confirm the LTP. If NXP is not able to do so, Parties will use all reasonable efforts to come to alternative arrangements for the unconfirmed part of the LTP.

5.2	NXP Mid-Term Plan

5.2.1	In the third week of the [*], DSPG shall provide to NXP its Mid-Term Plan (“MTP”) for the following [*].

5.2.2	The MTP will describe DSPG’s projected NXP Product and NXP Service needs on a [*] basis (total quantity and quantity in each Main Capacity Bucket). The quantities for any [*] shall not exceed [*] and shall not fall below [*] of the quantities for [*].

5.2.3	Within [*] after the receipt of an MTP, NXP shall confirm such MTP, if it is consistent with the NXP Capacity guarantee and the volatility restrictions set forth in clauses 5.4 and 5.5. To the extent that the MTP is not consistent with the NXP Capacity guarantee or the volatility restrictions set forth in clauses 5.4 and 5.5, NXP will use its best efforts to confirm the MTP. If NXP is not able to do so, Parties will use all reasonable efforts to come to alternative arrangements for the unconfirmed part of the MTP.

5.2.4	DSPG shall undertake reasonable efforts to give detailed insight into its demand.

5.3	NXP Short-Term Plan

5.3.1	For the period that DSPG will use the NXP supply chain systems, on or prior to [*], the OFC will prepare draft of the STP and deliver it to DSPG. For the sake of clarity: this draft STP will be based on the data that have been entered by DSPG into the NXP systems. On [*], DSPG shall provide to NXP its Short-Term Plan (“STP”) for the following [*].

5.3.2	The STP will describe DSPG’s projected NXP Product and NXP Service needs on a [*] basis, per NXP Process and fab mix. The quantities for any [*] shall not exceed [*] and shall not fall below [*] of the quantities [*].

5.3.3	Within [*] after the receipt of an STP, NXP shall confirm such STP if it is consistent with the NXP Capacity guarantee and the volatility restrictions set forth in clauses 5.4 and 5.5 (“Confirmed STP”). To the extent that the STP is not consistent with the NXP Capacity guarantee or the volatility restrictions set forth in clauses 5.4 and 5.5, NXP will use its best efforts to confirm the STP. If NXP is not able to do so, Parties will use all reasonable efforts to come to alternative arrangements for the unconfirmed part of the STP.

5.3.4	Each Party shall inform the other Party as quickly as practicable if it expects that delivery against the STP or the Confirmed STP, as the case may be, will not be as previously advised.

5.3.5	If DSPG requests NXP to make available excess capacity for a given [*], NXP shall use its reasonable efforts to accommodate such request.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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5.4	Volatility Restrictions – Total Volumes

The Parties agree to the following restrictions in respect of volatility in total volumes:

5.4.1	As from the [*] LTP, the total volumes of NXP Products and NXP Services included in an LTP may exceed the total volumes of NXP Products and NXP Services included in the prior LTP by no more than [*].

5.4.2	The total volumes of NXP Products and NXP Services included in an MTP may exceed the volumes of NXP Products and NXP Services included in the corresponding and most recent LTP (for the period covered by the MTP) by no more than [*]; and

5.4.3	The total volumes of NXP Products and NXP Services included in an STP may exceed the volumes of NXP Products and NXP Services included in the corresponding and most recent MTP (for the period covered by the STP) by no more than [*].

5.4.4	For the avoidance of doubt, Parties acknowledge and agree that (i) with respect to [*], the total volumes may not exceed [*] of the quantities included in the Prices and Volumes Plan and (ii) with respect to [*], the total volume may not exceed [*] of the [*] included in the Prices and Volumes Plan.

5.5	Volatility Restrictions – Main Capacity Buckets

The Parties agree to the following restrictions in respect of volatility in Main Capacity Buckets:

5.5.1	As from the [*] LTP, for each Main Capacity Bucket (except for [*]), the total volumes of NXP Products and NXP Services included in an LTP may exceed the total volumes of NXP Products and NXP Services included in the prior LTP by no more than [*].

5.5.2	For each Main Capacity Bucket (except for [*]), the Main Capacity Bucket volume included in an MTP may exceed the volume for the same Main Capacity Bucket in the corresponding and most recent LTP (for the period covered by the MTP) by no more than [*]; and

5.5.3	For each Main Capacity Bucket (except for [*]), the Main Capacity Bucket volume included in an STP may exceed the volume for the same Main Capacity Bucket in the corresponding and most recent MTP (for the period covered by the STP) by no more than [*].

5.6	Reference to dates

All references made to dates shall mean the relevant NXP Order Lead-time ending date.

6	DSPG PURCHASE OBLIGATION

6.1	For [*], DSPG shall be obliged to purchase for each relevant [*] (i) [*] of the [*] supply of NXP Product quantities and NXP Service quantities included in the first, second and third [*] of the relevant Confirmed STP and (ii) [*] of the [*] supply of NXP Product quantities and NXP Service quantities included in the fourth, fifth and sixth [*] of any Confirmed STP.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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6.2	For [*], DSPG shall be obliged to purchase for each relevant [*] [*] of the [*] plan of NXP Product quantities and NXP Service quantities included in the first, second and third [*] of any Confirmed STP.

6.3	In the event that DSPG purchases less than the quantities set out in clauses 6.1 and 6.2, DSPG shall pay to NXP for each relevant [*] a compensation of [*] of the applicable sales prices of the relevant NXP Products and/or NXP Services included in such Confirmed STP, which are not purchased by DSPG (for the avoidance of doubt, up to the percentages of NXP Products and/or NXP Services mentioned in clauses 6.1 and 6.2).

6.4	DSPG’s purchase obligation as set out in this clause 6 shall not apply in respect of the Confirmed STP’s relating to the third quarter and the fourth quarter of 2007.DSPG’s purchase obligation is only with respect to finished NXP Products and a Binding Purchase Order or an Adjusted Binding Purchase Order shall be issued by DSPG only with respect to finished NXP Products. DSPG shall purchase the finished NXP Products at fixed prices to be mutually agreed upon by the parties and consistent with Schedule 1 and the calculation methods and principles set forth in Schedule 12.

6.5	For the avoidance of doubt, NXP shall be entitled to use its current work in progress in order to fulfil DSPG’s Binding Purchase Orders and Adjusted Binding Purchase Orders for finished NXP Products.

7	NXP ORDER LEAD-TIMES AND NXP SUB-CONTRACTOR ORDER LEAD-TIMES

7.1	NXP will manage the entire process to meet DSPG requested schedule and re-schedule including wafer bank order, die bank order, release for wafer bank and die bank including order confirmation and update. DSPG will have direct communication including on site presence, if needed, with the OFC, including customers’ production reviews to assure production schedules are met.

7.2	For NXP Product supplies by NXP itself, the Parties agree that the NXP Order Lead-Times as set out in the NXP Lead-Time Catalogue shall apply.

7.3	For NXP Product supplies by a NXP Sub-contractor, the Parties agree that the order lead-times as quoted by the relevant NXP Sub-contractor (the “NXP Sub-contractor Order Lead-Time”) shall apply. NXP will use its best effort to assure that those lead times will be no worse than those provided by such NXP Sub-contractor to NXP.

8	PURCHASE ORDERS, ORDER PLACEMENT, MANAGEMENT AND BATCH RELEASES

8.1	Issue of Purchase Orders

8.1.1	DSPG may issue daily Purchase Orders to NXP for the NXP Product and NXP Service quantities included in any Confirmed STP, provided that such Purchase Orders are issued in time to accommodate the NXP Planning Cycle with regard to the requested NXP Product or NXP Service out date(s) and are in accordance with this clause 8 and Schedule 4.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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8.1.2	The Purchase Orders can be categorized into the following types of Purchase Orders:

(a)	A Purchase Order with respect to NXP ROM-Coded Products (semi finished Wafers) to be stored at a NXP Wafer Bank (the “Purchase Order Type A”);

(b)	A Purchase Order with respect to NXP ROM-Coded Products released from a NXP Wafer Bank (the “Purchase Order Type B”);

(c)	A Purchase Order with respect to NXP Non-ROM-Coded Products (the “Purchase Order Type C”);

8.1.3	Payment for Purchase Orders for finished goods (Type B and Type C) shall be made in accordance with Schedule 5 and Schedule 6. No payment shall be made for Purchase Order Type A orders, which shall be subject to the provisions of clause 13.1

8.1.4	The Parties agree that all Purchase Orders (including confirmations and changes relating thereto) between DSPG and NXP will be forwarded by electronic means. DSPG and NXP will develop the EDI interface by [*]. As soon as EDI is in place between NXP and DSPG, re-confirmations shall be made by the relevant system interfaces.

8.2	Binding Purchase Order

8.2.1	A Purchase Order will become a binding Purchase Order (“Binding Purchase Order”):

(a)	if the Purchase Order is in line with a Confirmed STP and the NXP Order Lead-time, and in respect of Purchase Orders Type B, if there are sufficient Wafers stored in the NXP Wafer Bank, to the extent relevant, in which event NXP will have an obligation to confirm to DSPG within [*] after receipt of the Purchase Order that it accepts such Purchase Order; provided that if the reason there are not sufficient Wafers stored in the NXP Wafer Bank is due to NXP not complying with the applicable NXP Order Lead-time for orders to be stored at a NXP Wafer Bank, for purposes of clause 14, the order shall be deemed to have been accepted at the expiration of said [*]; or

(b)	if the Purchase Order is not in line with a Confirmed STP and/or NXP Order Lead-time but in respect of Purchase Orders Type B if there are sufficient Wafers stored in the NXP Wafer Bank, as the case may be, and NXP confirms to DSPG within [*] after receipt of the Purchase Order that it accepts such Purchase Order.

8.2.2	For the avoidance of doubt, all Purchase Orders which have been issued by Dice to NXP prior to the Effective Date shall remain binding between the Parties and unaffected by this Agreement.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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8.3	Adjustment of Purchase Order

8.3.1	DSPG may at any time, by written notice to NXP, make the following adjustments to any Binding Purchase Order which will after acceptance and confirmation by NXP then become the Adjusted Binding Purchase Order:

(a)	the quantity of NXP Products, provided that the quantity remains in accordance with the Confirmed STP and requested delivery schedule, provided further that the schedule remains in accordance with the NXP Order Lead-Times;

(b)	the method of shipping or packing; or

(c)	the place of delivery, inspection or acceptance and package marking.

8.3.2	In the event that DSPG requests excess capacity for a Purchase Order (i.e. the capacity exceeds the capacity of the Confirmed STP or Binding Purchase Order), NXP will use its reasonable efforts – but will not be obliged to – to accommodate such request.

8.3.3	In the event that an Adjusted Binding Purchase Order leads to increases or decreases of the cost of or the time required for the timely completion of the relevant Binding Purchase Order, the adjusted price and/or delivery schedule shall automatically be part of the Adjusted Binding Purchase Order.

8.3.4	For the avoidance of doubt, any adjustment made to Purchase Orders will not affect DSPG’s obligations set out in clause 6.

8.4	Non-compliance of Purchase Order

If a Purchase Order deviates from a Confirmed STP or is otherwise not in compliance with this Agreement, NXP shall as soon as reasonably practicable provide DSPG with written notice describing the non-compliance and shall provide DSPG a reasonable opportunity and term to remedy such non-compliance. After DSPG remedies such non-compliant Purchase Order, NXP shall, subject to clause 8.2.1, accept such Purchase Order. In case of such non-compliance, each Party shall bear its own costs, unless the number of non-compliance issues in a given period is considered unreasonable high in which event DSPG shall bear the costs incurred by NXP.

8.5	Cancellation of Purchase Order

Subject to clause 6, DSPG may cancel any Adjusted Binding Purchase Order, (Binding) Purchase Order or portion thereof at any time by submitting a written cancellation notice to NXP that specifies the relevant Adjusted Binding Purchase Order, (Binding) Purchase Order or portion thereof that DSPG wishes to cancel. In such event, and without detracting from clause 6, DSPG shall compensate NXP for any actual work already completed by NXP pursuant to such (partly) cancelled Adjusted Binding Purchase Order or (Binding) Purchase Order.

8.6	Production Hold

8.6.1

 In the event that DSPG, for any reason, requests NXP to hold the manufacturing of any NXP Products or the provision of any NXP Services ordered in a Binding Purchase Order (the “Hold”), such Hold shall be subject to terms to be mutually agreed upon by both

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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Parties. In no event shall a Hold last more than [*]. If DSPG requests a Hold, it shall submit its request together with a written plan on when and how the manufacturing process will be resumed within such [*] period.

8.6.2	At the end of the Hold, DSPG may, at its sole discretion, instruct NXP to:

(a)	scrap the ordered NXP Products;

(b)	complete the manufacturing of the NXP Products; or

(c)	deliver the unfinished NXP Products to DSPG.

8.6.3	NXP shall invoice DSPG in case of a scrap or delivery of unfinished NXP Products and DSPG shall make payment to NXP equitably prorated based on the stage of completion of the manufacturing process. DSPG shall pay any such received invoice within [*] as from its receipt.

8.6.4	For Non-ROM-Coded Products, DSPG may request to hold Wafers after Wafer test in accordance with this clause 8. In such case, NXP shall invoice DSPG within [*] after the Hold. DSPG shall pay any such received invoice within [*] as from its receipt. When the Wafers are released from Hold, the NXP Lead-times as set out in the column named “LT die bank to IWH” of the NXP Lead-time Catalogue shall apply.

9	INVOICING AND PAYMENT

9.1	Invoicing

NXP shall invoice DSPG upon:

9.1.1	delivery of the NXP ROM-Coded Products at the disposal of DSPG in the Finished Goods Store in accordance with the Purchase Order Type B;

9.1.2	delivery of the NXP Non-ROM-Coded Products at the disposal of DSPG in the Finished Goods Store in accordance with the Purchase Order Type C.

9.2	Payment

9.2.1	DSPG shall pay any such received invoice within [*] as from its receipt.

9.2.2	To avoid double payment for the same NXP Products, NXP shall not invoice DSPG for any NXP Products that are included in the Closing Date Inventory Amount under the SBSA.

10	PRICES AND TAXES

10.1	Prices during the Term of the Agreement

10.1.1	The Parties agree that during the term of the Agreement as set out in clause 2.1 (as may be reduced in accordance with clause 2.2) and Schedule 12, the prices for NXP Products and NXP Services shall be equal to the prices as set out in the Prices and Volumes Plan, and will be adjusted on a [*] basis in the manner provided in Schedule 12.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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10.1.2	The Parties further agree that the prices for the NXP Services listed in Schedule 9 (Part 2) for 2008 shall be the same prices for such services in 2007. With respect to the provision of such NXP Services after 2008, [*].

10.2	Prices after extension of the Term of the Agreement

The Parties agree that in case the term of the Agreement is extended in accordance with clause 2.3.2, the prices shall be subject to negotiation between DSPG and NXP whereby the prices applicable in the last Contract Year shall [*].

10.3	Taxes

Unless otherwise specified in writing, the prices set forth in the Prices and Volumes Plan are net of any and all taxes. DSPG shall pay all taxes related to the manufacturing, pre-testing, assembling, final-testing, sale and delivery of NXP Products and NXP Services, regardless whether such taxes are itemized on the invoices.

11	PRODUCT SPECIFICATION AND WARRANTIES

11.1	Qualification and other standards

Schedule 3 sets out the Parties’ agreement with regard to product qualification and other quality standards and requirements in respect of the manufacturing and supply of NXP Products and the provision of NXP Services.

11.2	NXP Product Warranty

11.2.1	NXP warrants that the NXP Products and the NXP Services provided or delivered to DSPG under this Agreement (i) shall substantially meet the agreed specifications set out in Schedule 2, (ii) are within industry standards and (iii) shall be free from defects in material, manufacture and workmanship under normal use for a period of [*] from the date of shipment.

11.2.2	If, during this [*] warranty period:

(a)	NXP is notified promptly (and ultimately within 5 (five) Business Days after receipt of a claim) in writing by DSPG of a detailed description of the alleged defects upon discovery of any defects in the NXP Products;

(b)	such NXP Products are returned to NXP; and

(c)	NXP’s examination of such NXP Products reveals that they are indeed defective and the defects are not caused by accident, abuse, misuse, neglect, improper installation or packaging, repair or alteration by someone other than NXP or its suppliers or subcontractors, or improper testing or use contrary to the TPS, then NXP will, at its discretion, either repair, replace, or compensate DSPG with the applicable prices paid for such defective NXP Products.

11.2.3	Subject to clause 11.2.2, NXP shall promptly return to DSPG all NXP Products repaired or replaced under this warranty, transportation prepaid, and shall reimburse DSPG for the transportation charges paid by it for returning such proven defective NXP Products to NXP.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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Any replaced NXP Product received by DSPG shall have a new warranty period commencing on the date of DSPG’s acceptance of the replacement NXP Product.

11.2.4	Notwithstanding the above, prior to any return of allegedly defective NXP Products by DSPG pursuant to this clause 11.2, it shall first offer NXP the opportunity to inspect the NXP Products at DSPG’s facilities.

11.2.5	Unless otherwise set forth hereinafter, the foregoing warranty shall be in lieu of any and all other warranties, express, implied or statutory, including but not limited to, the warranties of merchantability and fitness for a particular purpose, all of which are hereby expressly disclaimed.

12	RISK OF LOSS, DATE OF SHIPMENT

12.1	Risk of Loss

NXP shall deliver the NXP Products to DSPG in accordance with the terms and conditions of the [*]. Therefore, the shipping time from the NXP Industrial Warehouses to DSPG distribution centre or DSPG customer is [*]. The shipping time from the NXP Industrial Warehouses to DSPG distribution centre is [*] for shipment during weekdays and [*] for shipment during the weekend. Title of ownership and risk of loss shall pass to DSPG upon loading the NXP Products by NXP or an NXP Sub-contractor on the carrier provided that NXP shall retain ownership in the event that (i) any NXP Products are determined to be defective prior to shipment to DSPG, or (ii) NXP Products are returned by DSPG to NXP because they fail to meet the acceptance criteria as set out in clause 11. In such event NXP may destroy such NXP Products or use them for internal manufacturing-process testing and evaluation purposes.

12.2	Date of Shipment

The date on the bill of lading issued by the first carrier shall be conclusive proof of the date and fact of shipment of the NXP Products.

13	WAFER BANK / DIE BANK STORAGE

13.1	Inventory Levels

The Parties acknowledge and agree that (i) NXP shall own the Business Inventory that is not included in a Finished Goods Store, (ii) except for the Business Inventory owned by DSPG in accordance with the SBSA, NXP shall own and manage the inventory levels in the NXP Die Banks and the NXP Wafer Banks according to DSPG forecasting, (iii) DSPG shall be responsible for forecasting sufficient inventory levels in the NXP Die Banks and the NXP Wafer Banks and (iv) DSPG shall own and manage the inventory levels in the Finished Goods Store.

DSPG shall be obligated to purchase all materials in the NXP Die Banks and the NXP Wafer Banks relating to work that has been initiated pursuant to any Binding Purchase Order or Adjusted Binding Purchase Order. By September 31, 2007, DSPG shall deposit an amount

CONFIDENTIAL TREATMENT REQUESTED.

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equal to [*]. The deposited amount shall be returned to DSPG to the extent it is not credited against outstanding invoices for finished goods upon completion or termination of this Agreement.

13.2	NXP Wafer Bank Storage

NXP will maintain an NXP Wafer Bank in order to store all NXP ROM-Coded Products. Schedule 5 sets out the Parties’ agreement with regard to NXP Wafer Bank storage.

13.3	NXP Die Bank Storage

NXP will maintain an NXP Die Bank in order to store all NXP Non-ROM-Coded Products. Schedule 6 sets out the Parties’ agreement with regard to NXP Die Bank storage.

14	PENALTY FOR LATE/NON DELIVERY

14.1	Non-Systematic Late Delivery

14.1.1	In the event of a Non-Systematic Late Delivery with respect to [*] related to [*], DSPG shall be entitled to a penalty from NXP of [*] of the [*], determined on [*] of the [*].

14.1.2	In the event of a Non-Systematic Late Delivery with respect to [*], DSPG shall be entitled to a penalty from NXP of [*] of the [*], determined on [*] of the [*].

14.1.3	In the event of a Non-Systematic Late Delivery, DSPG shall, in addition to the penalties set out in clauses 14.1.1 and 14.1.2, be entitled to [*].

14.1.4	[*].

14.2	Systematic Late Delivery

14.2.1	In the event of a Systematic Late Delivery with respect to [*], DSPG shall be entitled to [*].

14.2.2	In the event of a Systematic Late Delivery with respect to [*], DSPG shall be entitled to [*].

14.3	Systematic Non-Delivery

14.3.1	In the event of [*], DSPG shall be entitled to [*].

14.3.2	In the event of [*], DSPG shall be entitled to [*].

14.3.3	In the event of [*], DSPG shall be entitled to [*].

14.3.4	In the event of [*], DSPG shall be entitled to [*].

14.3.5	Within [*] of written notice that a Systematic Non-Delivery has occurred, or a [*] day period of non-delivery of a particular NXP Product has occurred despite validly submitted (Adjusted) Binding Purchase Orders, which notice shall specify such NXP Product or NXP Products, subject to clause 15.2, NXP will [*].

14.3.6	The Parties agree that in the event that NXP delivers [*] of the aggregate of [*] in (Adjusted) Binding Purchase Orders in a Main Capacity Bucket of Qubic in [*] in respect of [*], [*] and the penalty as set out in clause [*] shall apply. This clause shall not apply if [*] of [*] in (Adjusted) Binding Purchase Orders in the Main Capacity Bucket of Qubic is [*].

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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14.4	Maximum penalty

Liability of NXP for facts and circumstances resulting in Late Delivery Penalties shall [*].

14.5	Settlement, payment and set off of Late Delivery Penalties

The Parties shall periodically settle the applicable Late Delivery Penalties (if any) promptly.

14.5.1	Payments for [*].

14.5.2	Payments for [*].

14.5.3	[*].

14.6	Late Delivery Penalties not applicable

The Parties acknowledge and agree that the Late Delivery Penalties shall not apply and NXP shall not be liable under this clause 14:

14.6.1	with respect to [*];

14.6.2	in the event of [*]; and

14.6.3	in the event of [*].

14.7	Validity of penalty clause

With respect to the NXP Processes except for [*], the Late Delivery Penalties shall [*] and with respect to the NXP Processes named [*] the Late Delivery Penalties shall [*].

15	LIMITATION OF LIABILITY

15.1	Indirect damages

The Parties shall in no event be liable for any indirect, special, incidental or consequential damages (including loss of profits and loss of use) resulting from, arising out of, or in connection with a Party’s performance or failure to perform under this Agreement, including indirect, special, incidental or consequential damages resulting from NXP’s manufacturing, pre-testing, assembling, final testing, sale and/or delivery of the NXP Products or any part thereof or from DSPG’s acceptance of the NXP Products, whether due to a breach of contract, breach of warranty, tort, negligence or otherwise, except for damages resulting from fraud or an intentional breach under this Agreement, provided that any late or non-delivery for which a penalty is provided in clause 14 shall not be subject to the exception for intentional breach.

15.2	Force Majeure and Technical Incidents

NXP shall in no event be liable for any late or non-delivery under this Agreement in the event of a Force Majeure or Technical Incident. In the event of a Force Majeure or a Technical Incident, NXP shall immediately notify DSPG of the occurrence. In the event that the Force Majeure shall last for more than 60 (sixty) days, each Party may terminate this Agreement pursuant to clause 22.1.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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16	DEFAULT

16.1	A Party shall be deemed in default under this Agreement in case of any action or omission constituting a breach of contract law, including but not limited to a Party’s failure to comply with this Agreement.

16.2	The non-defaulting Party shall give the defaulting Party a notice of default together with a 60 (sixty) day period to remedy such default. In case the default has not been remedied by the defaulting Party within such 60 (sixty) day period, the non-defaulting Party may (i) terminate any of the relevant Binding Purchase Order(s) which are in effect and/or (ii) invoke any other rights and remedies available at law, subject to other provisions and limitations agreed in this Agreement; provided that the limitations in section 14.4 shall not apply in case of fraud or an intentional breach under this Agreement, provided further that any late or non-delivery for which a penalty is provided in clause 14 shall not be subject to the exception for intentional breach.

17	INFORMATION AND INSPECTION OF NXP FACILITIES

Schedule 7 sets out the Parties’ agreement with regard to the provision of information and the inspection of the NXP Facilities.

18	PROPRIETARY INFORMATION

18.1	Exchange of Proprietary Information

Each Party agrees not to disclose to any third party any Proprietary Information relating to the other Party. Such Proprietary Information shall remain the property of the owner thereof and shall be returned immediately upon request of the owner at no cost.

18.2	Rights to Masks

18.2.1	Except for NXP’s intellectual property rights vested in the Masks, the Masks shall be the property of DSPG, and will be returned to DSPG or scrapped by NXP upon DSPG’s request. In the event that DSPG requests NXP to make any changes to these Masks, DSPG shall bear the costs thereof.

18.2.2	In the event a Mask is held at NXP for over [*] after the last completed NXP Process, NXP may return the Mask to DSPG at DSPG’s cost and risk, upon 30 (thirty) days’ written notice. Upon DSPG’s request, NXP shall store the Masks and charge DSPG with applicable storage fees.

19	INTELLECTUAL PROPERTY INDEMNIFICATION

19.1	Infringement by DSPG

CONFIDENTIAL TREATMENT REQUESTED.

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19.1.1	DSPG shall, at its own expense (i) defend any claims brought by a third party against NXP that (the furnishing of) any NXP Products furnished by NXP hereunder infringes any of such third party’s patent, trademark, copyright, mask work right, trade secret or other intellectual property rights to the extent arising from (a) NXP’s compliance with or implementation of any of DSPG’s written instructions, specifications, designs or requirements to manufacture, sell, and/or ship the NXP Products for or to DSPG or (b) use of equipment, materials supplies, know how, methodologies or technology owned by DSPG and/or provided to NXP by DSPG or a third party on the instructions of DSPG, and (ii) hold NXP harmless from all damages and costs directly attributable to such claims.

19.1.2	If NXP should receive a claim as referred to in clause 19.1.1:

(a)	NXP shall notify DSPG of any such claim promptly in writing;

(b)	DSPG shall in its sole discretion decide what action to take and shall have sole control over and conduct of all claims and proceedings;

(c)	NXP shall provide DSPG with all assistance as DSPG may reasonably require at NXP’s own cost; and

(d)	DSPG shall bear all further costs for settlement of the claims or legal procedures.

19.2	Infringement by NXP

19.2.1	NXP shall, at its own expense (i) defend any claims brought by a third party against DSPG that the NXP Process or any other technologies used by NXP to manufacture the NXP Products purchased hereunder infringes any of such third party’s patent, trademark, copyright, mask work right, trade secret, or other intellectual property rights, and (ii) hold DSPG harmless from damages and costs directly attributable to such claims, excluding, however infringement arising from or in connection with manufacture in accordance with DSPG’s instructions as set forth in clause 19.1.1 above.

19.2.2	If DSPG should receive a claim as referred to in clause 19.2.1 :

(a)	DSPG shall notify NXP of any such claim promptly in writing;

(b)	NXP shall in its sole discretion decide what action to take and shall have sole control over and conduct of all claims and proceedings;

(c)	DSPG shall provide NXP with all assistance as NXP may reasonably require at DSPG’s own cost; and

(d)	NXP shall bear all further costs for settlement of the claims or legal procedures.

19.2.3	Separate obligations

For the avoidance of doubt, this clause 19 does not change, alter or add to NXP’s liability under the IPTLA.

20	EXPORT CONTROL

20.1	Each Party will take all appropriate measures to comply with all applicable international and national export or import control laws and regulations to which it is subject and will keep the other Party fully harmless from all damages arising out of or in connection with any violation with such regulations by such party or its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED.

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20.2	DSPG agrees to inform NXP whether or not any to be manufactured product or technology other than those being produced or used by NXP prior to the Closing Date is US controlled and/or controlled under the export control laws of Israel and The Netherlands, and if so, what the export control classification number (ECCN) and/or its equivalent is. NXP hereby confirms that so far as NXP is aware, it has at the date hereof obtained all required import and export licenses relating to the NXP Products and NXP Services included in the Operations.

20.3	Subject to clause 20.4 below, if the delivery of NXP Products or NXP Services under the Agreement is subject to the granting of an export or import license by a government and/or any governmental authority under any applicable law or regulation, or otherwise restricted or prohibited due to export or import control laws or regulations, NXP may suspend its obligations to deliver such products or services and DSPG’s rights regarding such delivery until such license is granted or for the duration of such restriction and/or prohibition.

20.4	Furthermore, if NXP believes that an end-use(r) statement (“Statement”) is required due to export/import license procedures, NXP shall inform DSPG immediately thereof and DSPG shall provide NXP with a Statement upon NXP’s written request. However, if DSPG does not agree with NXP that a Statement is required, DSPG shall indemnify NXP and its Affiliates and hold them harmless against any and all liabilities, losses, damages, costs and expenses arising out of or related to claims from third parties (including but not limited to governmental authorities) if DSPG elects not to provide such Statement, provided, however, that DSPG shall not have the right to provide indemnification in lieu of a Statement if NXP has been advised by the relevant governmental authority that a Statement is required.

20.5	If DSPG believes that an import license is required by a governmental agency in the country of import, DSPG shall inform NXP thereof and DSPG shall provide NXP with such document as soon as it is available.

21	NON-ASSIGNMENT / CLOSURE OR SALE OF NXP FACILITY

21.1	Non-assignment

Any assignment by either Party of any its rights and obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, shall be null and void, except that either Party is entitled to assign any of its rights and obligations under this Agreement to any third party as a result of any merger, acquisition, re-structuring, disposal, change of control, or sale or other transaction in relation to all or part of its assets and DSPG INC shall have the right to assign its rights and obligations under this Agreement to any of its Affiliates if it fully guarantees the performance of this Agreement by such Affiliate.

21.2	Transfer of NXP Services and closure of NXP Facility

Subject to clause 4, NXP shall have the right (i) to transfer any of the NXP Services between NXP Facilities, (ii) to transfer any of the NXP Services and/or supply of NXP Products to NXP Sub-contractors (e.g. outsourcing), (iii) to close any NXP Facility and (iv) to sell any NXP Facility.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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21.3	DSPG request to transfer processes

DSPG shall have the right to request NXP to transfer NXP Processes to a DSPG Third Party Provider, which transfer will be subject to NXP’s prior consent which consent shall not be unreasonably withheld.

22	TERMINATION

22.1	Termination of this Agreement

22.1.1	Each Party may terminate this Agreement with immediate effect by written notice to the other Party and without incurring any liability on its part in the event that:

(a)	any proceeding under any bankruptcy or insolvency laws is brought against the other Party, or a liquidator for a Party is appointed or applied for, or an assignment for the benefit of creditors is made by a Party; or

(b)	a Force Majeure lasts for more than 60 (sixty) days; or

(c)	a material breach of this Agreement by the other Party has occurred (which breach, to the extent it is capable of being remedied, shall not have been remedied within 30 (thirty) Business Days of the receipt of a written request by the non-breaching Party to remedy such material breach).

22.1.2	The following clauses shall survive the termination or expiration of this Agreement: clauses 15 (Limitation of Liability), 18 (Proprietary Information) and 25 (Governing Law and Court).

22.2	Termination of specific NXP Processes

22.2.1	As from [*] after the Effective Date, NXP shall have the right to cease services for a specific NXP Process, taking into account a [*] prior written notice to DSPG and only if NXP declares end-of-life for such NXP Process applicable to all business lines of NXP, provided that DSPG has not ordered materials in excess of [*]. For the avoidance of doubt, an end-of-life notice may be send by NXP to DSPG as from the Effective Date.

22.2.2	Except where discontinuation has been announced by NXP prior to the Effective Date, DSPG will have the right to order an unlimited number of NXP Products based on such discontinued NXP Process during the [*] notice period, and NXP will continue to supply such NXP Products to DSPG, in accordance with this Agreement. In order to comply with the foregoing, NXP shall build at its own risk and keep [*] stock of NXP Products.

23	MAINTENANCE OF NXP FACILITIES

The Parties acknowledge and agree that during the term of this Agreement NXP shall in order to keep the NXP Facilities in good state periodically maintain the NXP Facilities at its cost and expenses. Such maintenance may result in a temporary shut down of an NXP Facility. NXP shall inform DSPG not less than 3 (three) months, or the NXP Order Lead-time

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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plus 2 (two) weeks, whichever is the highest, of any planned maintenance and/or shut-down and DSPG shall reasonably co-operate (e.g. ordering bridging quantities in advance) with such maintenance. Additional DSPG orders as a result of a maintenance will be added to the NXP Capacity guarantee.

24	GENERAL

24.1	No Waiver

A Party’s failure to enforce at any time or for any period of time of the provisions of this Agreement shall not be construed a waiver of such provisions nor of the right of such Party thereafter to enforce each and every provision herein contained.

24.2	Entire Agreement

This Agreement constitutes the entire understanding between the Parties with respect to the manufacturing, pre-testing, assembling, final-testing and supply of the NXP Products and supersedes all previous negotiations, commitments, and writings with respect thereto.

24.3	Amendments

Any alteration, modification or amendment to any of the provisions herein shall not be binding unless set forth in writing and signed by the duly authorized representatives of both Parties.

25	GOVERNING LAW AND COURT

25.1	Governing Law

This Agreement and the documents to be entered into pursuant to it, save as expressly otherwise provided therein, shall be governed by and construed in accordance with the laws of Switzerland (excluding the conflict of law provisions of the Swiss Federal Act on International Private Law and international treaties, in particular the Vienna Convention on the International Sale of Goods dated 11 April 1980).

25.2	Forum

The Parties irrevocably agree that any dispute, controversy or claim arising out of or relating to this Agreement or the performance thereof (whether such claim is based on rights, privileges or interests recognized by or based upon statute, contract, tort, common law or otherwise) shall be solely and finally settled by binding arbitration in accordance with the International Chamber of Commerce (“ICC”) Arbitration Rules as in force on the Effective Date and as may be amended by the provisions of this clause 25.2. Any challenge to the arbitral award is explicitly excluded according to Article 192 paragraph 1 of the Swiss Federal Act on International Private Law. The place of arbitration shall be Zurich, Switzerland. The number of arbitrators shall be 3 (three) if the claim or amount in controversy exceeds EUR 1,000,000; otherwise, the number of arbitrators shall be 1 (one). The arbitrator(s) shall be appointed in accordance with the ICC Arbitration Rules. The language to be used in the

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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arbitral proceedings shall be English. The provisions of this clause 25.2 shall survive termination of this Agreement. Each Party agrees to keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required by any applicable law or regulation or attendant to the entry of any award as a judgment.

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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THIS MANUFACTURING SERVICES COLLABORATION AGREEMENT IS AGREED AND SIGNED BY:

DSP GROUP LTD.

/s/ Eli Ayalon		/s/ Dror Levy
By:	Eli Ayalon	By:	Dror Levy
Title:	Chief Executive Officer	Title:	Chief Financial Officer
Date:	September 4, 2007	Date:	September 4, 2007

DSP GROUP INC.

/s/ Eli Ayalon		/s/ Dror Levy
By:	Eli Ayalon	By:	Dror Levy
Title:	Chief Executive Officer	Title:	Chief Financial Officer
Date:	September 4, 2007	Date:	September 4, 2007

NXP SEMICONDUCTORS NETHERLANDS B.V.

/s/ Theo Claasen
Name:	Theo Claasen
Title:	Executive Vice President, Business Development
Date:	September 4, 2007

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 1 Prices and Volumes Plan

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 2 Technical Specifications

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 3 Product Qualification

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 4 Order Specifications

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 5 NXP ROM-Coded Products Wafer Bank Management

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 6 NXP Non-ROM-Coded Products Die Bank Management

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 7 Production Control, Information, Inspection and Access to NXP Facilities

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 8 Generic Risk-Start Agreement

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 9 NXP Services

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 10 NXP Lead-Time Catalogue

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 11 Main Capacity Buckets

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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ALL SCHEDULES HAVE BEEN DELETED FROM THE REDACTED VERSION OF THE MANUFACTURING SERVICES COLLABORATION AGREEMENT

Schedule 12 Q4, 2007 Finished Goods Prices and Methodology for [*] Price Adjustment

[*]

CONFIDENTIAL TREATMENT REQUESTED.

OMITTED PORTIONS MARKED WITH [*] AND FILED SEPARATELY WITH THE SEC.

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